Exhibit 99.1

FOR IMMEDIATE RELEASE

Commerce Energy Group to Acquire ACN Energy and Form Strategic Sales
Alliance with ACN, Inc.

COSTA MESA, CA, February 9, 2005 — Commerce Energy Group, Inc. (AMEX: EGR) a leading U.S. electricity service provider, today announced it has entered into an agreement to acquire the assets of ACN Energy, a division of ACN, Inc., the world’s largest direct selling company serving the telecommunications and energy sectors.

As a result of this transaction, Commerce Energy Group will be rebranding its retail business unit, electricAmerica, as Commerce Energy, Inc and transitioning the ACN Energy licenses and customers to that entity. Upon completing the transition, Commerce Energy Inc.will have electricity customers in Texas, California, Pennsylvania, New Jersey, and Michigan, and natural gas customers in New York, California, Pennsylvania, Ohio, Georgia, and Maryland. Commerce Energy plans to cross sell and expand in each of these markets by offering customers in all markets both natural gas and electricity where regulations allow. Employees of ACN Energy will be offered employment with Commerce Energy.

The purchase price for the acquisition consists of $6.5 million in cash, plus 930,233 shares of Commerce Energy’s Common Stock, valued at $2.0 million, based upon the AMEX closing February 8, 2005 market price for Commerce’s Common Stock. The shares of Commerce Common Stock to be issued to ACN in the acquisition will be held in escrow and released to ACN as certain customer acquisition targets are achieved. If the targets are not achieved in full, any shares not released to ACN will be returned to Commerce Energy. ACN was also paid at closing approximately $5.5 million dollars for certain cash prepayment items relating to the assets being acquired.

In addition to the acquisition agreement, the parties have entered into a strategic sales alliance that enables ACN’s extensive sales force to continue selling energy products for Commerce Energy. The alliance expands both Commerce Energy and ACN’s market opportunities with additional energy markets and a more diversified product portfolio targeting both consumer and commercial customer segments in natural gas and electricity.

“The ACN Energy acquisition achieves several key objectives toward our corporate strategies of diversifying into natural gas and expanding our market footprint while lowering our regulatory risk profile. The added benefit of partnering with ACN’s impressive sales force and low cost customer acquisition model makes this a very compelling deal for all concerned,” said Peter Weigand, President of Commerce Energy Group.

“ACN is very excited about our alliance with Commerce Energy Group, as it significantly enhances the customer experience while simultaneously accelerating opportunities for our sales representatives,” said Robert Stevanovski, Co-Founder and Chairman of ACN. “As we continue our rapid expansion in the global telecommunications markets, aligning with Commerce Energy allows us to both to focus on what we do best.”

About ACN

ACN is a leading direct selling company offering highly competitive fixed and mobile telephone services, Internet access, gas and electricity services to consumers and small businesses in North America, Europe, and Australia. ACN markets directly to consumers and small businesses using thousands of commission-based Independent Business Representatives. ACN’s services are available in: Australia; Austria; Belgium; Canada: Denmark; Finland; France; Germany; Ireland; Italy; Netherlands; Norway; Portugal; Sweden; Switzerland; Spain; the United Kingdom and the United States. For more information visit www.acninc.com.

About Commerce Energy Group, Inc

Commerce Energy Group, Inc. is a provider of energy products and services to homeowners, commercial and industrial consumers, utilities, governments and energy asset owners. Operating since 1998 as Commonwealth Energy Corporation, Commerce Energy Group now operates through its subsidiaries including Commonwealth Energy Corporation, which holds FERC and state licenses for retail and wholesale energy commodities and is a retail electricity provider to homes and businesses in California, Michigan, Pennsylvania and New Jersey under the brand name “electricAmerica”; Skipping Stone, an energy consulting firm; and utiliHost, an outsourcing services and technology provider. For more information visit http://www.CommerceEnergy.com.

For more information contact:

ACN, Inc.
Director of Marketing, North America
Sheila Marcello
smarcell@acninc.com
704-632-3683

Commerce Energy Group
Investor Relations
Verna Ray
vray@electric.com
714-259-2500

Forward-Looking Statements: Certain statements contained within this press release including, without limitation, statements containing the words “believe,” “anticipate,” “expect,” “estimate,” “await,” “continue,” “intend,” “plan” and similar expressions are forward-looking statements that involve risks and uncertainties. These forward-looking statements, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to, the volatility of the energy market, competition, Commerce Energy’s ability to successfully integrate newly-acquired businesses, operating hazards, uninsured risks, changes in energy-related state legislation, failure of performance by suppliers and transmitters, uncertainties relating to litigation, changes in general economic conditions, increased or unexpected competition, and other matters disclosed in Commerce Energy’s filings with the Securities and Exchange Commission. Further, Commerce Energy undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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